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                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen S. Tang and Norman R. Harpster, Jr., or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more registration statements with respect to the resale of shares of common stock of this corporation underlying the Second Warrants of this corporation, under the terms set forth in the registration statement(s) and any and all amendments (including post-effective amendments and amendments pursuant to Rule 462 under the Securities Act) to such registration statement(s), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURE                                                          TITLE                                     DATE
---------                                                          -----                                     ----
                                                                   Director                                  January __, 2002
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Steven C. Amendola

/s/ G. Chris Andersen                                              Director                                  January 28, 2002
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G. Chris Andersen

/s/ Kenneth R. Baker                                               Director                                  January 28, 2002
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Kenneth R. Baker

                                                                   Director                                  January __, 2002
------------------------------------------------
William H. Fike

/s/ Alexander MacLachlan                                           Director                                  January 28, 2002
------------------------------------------------
Alexander MacLachlan

/s/ Zoltan Merszei                                                 Director                                  January 28, 2002
------------------------------------------------
Zoltan Merszei

/s/ H. David Ramm                                                  Director                                  January 28, 2002
------------------------------------------------
H. David Ramm

/s/ James L. Rawlings                                              Director                                  January 28, 2002
------------------------------------------------
James L. Rawlings